EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 28, 2010 with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended June 30, 2010 of Baldwin Technology Company, Inc. and Subsidiaries, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report.

/s/ Grant Thornton LLP

New York, New York
January 21, 2011